UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2021, Marin Software Incorporated (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with JMP Securities LLC (the “Placement Agent”), pursuant to which the Company may offer and sell from time to time, through or to the Placement Agent, as agent or principal, shares of the Company’s common stock, $0.001 par value, having an aggregate gross sales price of up to $50,000,000 (the “Shares”), in such share amounts as the Company may specify by notice to the Placement Agent, in accordance with the terms and conditions set forth in the Equity Distribution Agreement (the “Offering”).

Sales, if any, of the Shares pursuant to the Equity Distribution Agreement may be made in any transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the Equity Distribution Agreement, the Company will set the parameters for the sale of Shares, including the time period during which sales are requested to be made, the maximum number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made, and any other sales parameters as the Company deems appropriate. The Company is not obligated to sell any Shares under the Equity Distribution Agreement.

Under the terms of the Equity Distribution Agreement, the Company may also sell Shares to the Placement Agent, as principal for its own account, pursuant to the Equity Distribution Agreement, except as otherwise agreed by the Placement Agent and the Company.

The Company filed a shelf registration statement on Form S-3 (File No. 333-258390) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on August 2, 2021. Until the SEC declares the Registration Statement effective, no Shares will be offered and sold pursuant to the Registration Statement. The Company also filed a prospectus included within the Registration Statement, in connection with the offer and sale of the Shares following the effectiveness of the Registration Statement.

The Equity Distribution Agreement may be terminated at any time by the Company upon written notice to the Placement Agent for any reason, or by the Placement Agent upon written notice to the Company for any reason.

The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, and indemnification rights and obligations of the parties. The Equity Distribution Agreement provides that the Placement Agent will be entitled to compensation for its services of 3.0% of the gross sales price per share from each sale of the Shares. Under the terms of the Equity Distribution Agreement, the Company has agreed to indemnify the Placement Agent against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Placement Agent may be required to make in respect of these liabilities, and to reimburse the Placement Agent for certain expenses.

The Company intends to use the net proceeds from the sale, if any, of the Shares primarily to fund research and development of its technology and for working capital and general corporate purposes.

The above summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 2, 2021, by and between Marin Software Incorporated and JMP Securities LLC (Filed as Exhibit 1.2 to Marin Software Incorporated’s Registration Statement on Form S-3 filed with the SEC on August 2, 2021, and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: August 3, 2021	By:	/s/ Christopher A. Lien
Christopher A. Lien
Chief Executive Officer